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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
            --------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 25, 2001

                             LANIER WORLDWIDE, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)




             DELAWARE                      1-15139               59-2606737
             --------                      -------               ----------
 (State or other jurisdiction          (Commission File        (IRS Employer
          of incorporation)                 Number)            Identification
                                                                   No.)


         2300 Parklake Drive,  Atlanta, Georgia                   30345
         --------------------------------------                   -----
         (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (770) 496-9500



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ITEM 1.     CHANGES IN CONTROL OF THE REGISTRANT.

         On January 25, 2001, Ricoh Company Ltd., a corporation organized under the laws of Japan ("Parent"), through LW Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Parent ("Purchaser"), accepted for purchase 79,790,530 shares of the common stock, par value $.01 per share, of Lanier Worldwide, Inc., a Delaware corporation (the "Company"), including the associated rights to purchase shares of the Company's Participating Preferred Stock issued pursuant to the Stockholder Protection Rights Agreement, dated as of November 5, 1999 between the Company and Mellon Investor Services, L.L.C., formerly ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights," and together with the Common Stock, the "Shares"), that had been validly tendered and not withdrawn pursuant to Purchaser's offer to purchase any and all of the issued and outstanding Shares, at a price of $3.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 8, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (as may be amended from time to time, which, together with the Offer to Purchase, constitute the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 29, 2000 among Purchaser, Parent and the Company, which provides, among other things, for the making of the Offer by Purchaser and, subject to the conditions and upon the terms of the Merger Agreement, for the subsequent merger of Purchaser with and into the Company (the "Merger"), pursuant to which the separate corporate existence of Purchaser shall cease and the Company shall continue as the "Surviving Corporation" and an indirect, wholly-owned subsidiary of Parent.

         The Shares purchased pursuant to the Offer constitute approximately 94.1% of the Shares issued and outstanding. Following the expiration of the Offer and the consummation of the transactions described herein, Parent now owns 94.1% of the Shares issued and outstanding. Purchaser obtained all funds needed for such purchase through capital contributions from Parent. Parent provided funds for such capital contributions from its available cash. The Offer was not conditioned upon any financing being received.

         The Merger will become effective on the date that the Certificate of Ownership and Merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware or such time as agreed upon by Parent, Purchaser and the Company and specified in the Certificate of Merger. Pursuant to the Merger, Shares which were not validly tendered into the Offer and accepted for purchase by Purchaser (and whose holders have not sought appraisal of their Shares in accordance with applicable provisions of Delaware law) will be converted into the right to receive $3.00 per Share, net to the seller in cash, without interest thereon, upon proper presentation of certificates formerly representing Shares to Mellon Investor Services, L.L.C., the Paying Agent for the Offer. As a result of the Merger, Parent will own 100% of the outstanding Shares of the Company.

         In accordance with the terms of the Merger Agreement, Parent is authorized to designate such number of members of the Board of Directors, rounded up to the next whole number, such that the percentage of its designees on the Board of Directors equals the percentage of Shares it beneficially owns. To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized on January 25, 2001.


                                           LANIER WORLDWIDE, INC.



                                           By:  /S/ J. MICHAEL KELLY
                                                --------------------------------
                                                J. Michael Kelly
                                                Vice President and General
                                                Counsel